As filed with the Securities and Exchange Commission on August 14, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

AVNET, INC.

(Exact name of registrant as specified in its charter)

NEW YORK	11-1890605
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2211 South 47th Street, Phoenix, AZ 85034

(480) 643-2000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Michael R. McCoy

Senior Vice President, Chief Legal Officer and General Counsel

2211 South 47th Street

Phoenix, AZ 85034

(480) 643-2000

(Name, address, including zip code and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large Accelerated Filer	☒	Accelerated Filer	☐
Non-accelerated Filer	☐	Smaller Reporting Company	☐
Emerging Growth Company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act ☐

PROSPECTUS

AVNET, INC.

DEBT SECURITIES

COMMON STOCK

PREFERRED STOCK

WARRANTS

DEPOSITARY SHARES

PURCHASE CONTRACTS

UNITS

We may from time to time offer to sell, together or separately, debt securities, common stock, preferred stock, warrants, depositary shares, purchase contracts or units. Each time we sell securities pursuant to this prospectus, we will provide a supplement to this prospectus that contains specific information about the offering and the specific terms of the securities offered. This prospectus may not be used to sell securities unless accompanied by a prospectus supplement. You should read this prospectus and the applicable prospectus supplement carefully before you invest.

Avnet’s common stock is listed on The Nasdaq Global Select Market under the symbol “AVT.”

Investing in our securities involves a number of risks. See “Risk Factors” on page 4 before you make your investment decision.

We may offer securities through an underwriting syndicate managed or co-managed by one or more underwriters or dealers, through agents or directly to purchasers. If required, the prospectus supplement for each offering of securities will describe the plan of distribution for that offering.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

If you are in a jurisdiction where offers to sell, or solicitations of offers to purchase, the securities being registered hereby are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then any offer of such securities through this prospectus and the applicable supplement does not extend to you. The information contained in this document speaks only as of the date of this document and any information contained in a document incorporated by reference is accurate only as of the date of that incorporated document, unless the information specifically indicates that another date applies.

The date of this prospectus is August 14, 2026.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement filed with the Securities and Exchange Commission (“SEC”) using a “shelf” registration process. We may use this prospectus to sell any one or a combination of the securities described in this prospectus from time to time:

●	debt securities,
●	common stock,
●	preferred stock,
●	warrants,
●	depositary shares,
●	purchase contracts, and
●	units consisting of any of the securities listed above.

This prospectus only provides you with a general description of the securities that we may offer. Each time we sell securities pursuant to this prospectus, we will describe in a prospectus supplement, which will be delivered with this prospectus, specific information about the offering and the terms of the particular securities offered. The prospectus supplement may also add, update or change the information contained in this prospectus. Before purchasing any securities, you should carefully read both this prospectus and the accompanying prospectus supplement and any free writing prospectus prepared by or on behalf of us, together with the additional information described under the heading “Where You Can Find More Information.”

For more detailed information about the securities, we urge you to read the exhibits to the registration statement. Those exhibits may be filed with the registration statement or incorporated by reference to our earlier SEC filings or in subsequent filings that we may make with the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Wherever references are made in this prospectus to information that will be included in a prospectus supplement, to the extent permitted by applicable law, rules or regulations, we may instead include such information or add, update or change the information contained in this prospectus by means of a post-effective amendment to the registration statement of which this prospectus is a part, through subsequent filings we make with the SEC that are incorporated by reference into the registration statement of which this prospectus is a part or by any other method as may then be permitted under applicable law, rules or regulations.

When used in this prospectus, the terms “Avnet, Inc.,” the “Company,” “we,” “our” and “us” refer to Avnet, Inc. and its consolidated subsidiaries, unless otherwise specified or the context otherwise requires.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings may be accessed through the SEC’s electronic data gathering, analysis and retrieval system, or EDGAR, via the SEC’s website at http://www.sec.gov and are available on our investor relations website at http://ir.avnet.com. Important information, including financial information, analyst presentations, financial news releases and other material information about us, is routinely posted on and accessible at http://ir.avnet.com. The information contained in or accessible from our website is neither incorporated into nor made part of this prospectus or any applicable prospectus supplement.

This prospectus is part of a registration statement we filed with the SEC under the Securities Act of 1933, as amended (“Securities Act”). The registration statement contains additional information about us and the securities we may issue that is not included within this prospectus. Statements in this prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings and the exhibits attached thereto.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring to those documents. The information incorporated by reference is an important part of this prospectus and any information we file later with the SEC will automatically update and supersede any inconsistent information in this prospectus and in our other SEC filings. We hereby incorporate by reference the following documents or information filed with the SEC (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules) and all documents subsequently filed with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and, in the case of any particular offering of securities, before the termination of such offering:

●	Annual Report on Form 10-K for the fiscal year ended June 27, 2026, filed with the SEC on August 14, 2026;
●	Current Report on Form 8-K filed with the SEC on July 6, 2026; and
●	the description of our common stock set forth in Exhibit 4.1 to our Annual Report on Form 10-K for the fiscal year ended June 29, 2019, and including any amendment or report filed for the purpose of updating such description.

You may request a copy of these filings at no cost by writing or telephoning us at the following address and telephone number:

Corporate Secretary

Avnet, Inc.

2211 South 47th Street

Phoenix, Arizona 85034

(480) 643-2000

You should rely only on the information incorporated by reference or provided in this prospectus and the accompanying prospectus supplement. We have not authorized anyone else to provide you with additional or different information.

CAUTIONARY NOTICE REGARDING FORWARD-LOOKING STATEMENTS

Some of the information included in this prospectus, the prospectus supplement applicable to each sale of securities offered pursuant to this prospectus and the documents we incorporate by reference herein and therein may include statements of our expectations, intentions, plans and beliefs that constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act, and are intended to come within the safe harbor protection provided by those sections. These statements relate to future events or our future financial performance. We use words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “will,” “should” or other similar words to identify forward-looking statements. These forward-looking statements are subject to numerous assumptions, risks, and uncertainties, and actual results and other outcomes could differ materially. Any forward-looking statement speaks only as of the date on which the statement is made, and except as required by law we do not undertake any obligation to update any forward-looking statement to reflect events or circumstances that occur after the date on which the statement is made.

Factors that could affect our future results of operations, and could cause those results or other outcomes to differ materially from those expressed or implied in the forward-looking statements include, but are not limited to, the following:

●	geopolitical events and military conflicts;
●	pandemics and other health-related crises;
●	competitive pressures among distributors of electronic components;
●	an industry down-cycle in semiconductors;
●	relationships with key suppliers and allocations of products by suppliers;
●	accounts receivable defaults;
●	risks relating to our international sales and operations, including risks relating to repatriating cash, foreign currency fluctuations, inflation, duties and taxes, tariffs, sanctions and trade restrictions, and compliance with international and U.S. laws;
●	risks relating to acquisitions, divestitures and investments;
●	adverse effects on our supply chain;
●	operations of our distribution centers, shipping costs, third-party service providers, customers and suppliers, including as a result of issues caused by military conflicts, terrorist attacks, natural and weather-related disasters, pandemics and health related crises, warehouse modernization and relocation efforts;
●	risks related to cyber security attacks, other privacy and security incidents, and information systems failures, including related to current or future implementations, integrations and upgrades;
●	general economic and business conditions (domestic, foreign and global) affecting our operations and financial performance and, indirectly, our credit ratings, debt covenant compliance, liquidity and access to financing;
●	constraints on employee retention and hiring; and
●	legislative or regulatory changes.

THE COMPANY

We are a global technology distributor and solutions provider that has served customers’ evolving needs for more than a century. We support customers at every stage of a product’s lifecycle, from idea to design and from prototype to production. Our unique position at the center of the technology value chain enables us to accelerate the design and supply stages of product development so customers can realize revenue faster. Founded in 1921, we work with suppliers in every major technology segment to serve customers in more than 140 countries. Decade after decade, we help our customers and suppliers around the world realize the transformative possibilities of technology.

Our principal executive offices are located at 2211 South 47th Street, Phoenix, Arizona 85034, telephone (480) 643-2000. Our website address is http://www.avnet.com. The information contained on, or that can be accessed through, our website is not part of this prospectus.

RISK FACTORS

Investing in our securities involves risks. Before you invest in our securities, you should carefully consider the risk factors described in our most recent Annual Report on Form 10-K and in any applicable prospectus supplement, as well as the risks described in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and cautionary notes regarding forward-looking statements included or incorporated by reference herein, together with all other information included or incorporated by reference in this prospectus and any applicable prospectus supplement. These risks could materially affect our business, results of operations or financial condition and cause the value of our securities to decline. You could lose all or part of your investment.

USE OF PROCEEDS

Unless the applicable prospectus supplement indicates otherwise, we intend to use net proceeds from the sale of the securities for our general corporate purposes, which may include the refinancing of existing debt, capital expenditures, acquisitions, repurchases of our common stock and working capital. We may temporarily invest funds that are not immediately needed for these purposes in short-term securities.

DESCRIPTION OF SECURITIES

This prospectus contains a summary description of debt securities that we may offer and sell from time to time. The summary description is not meant to be a complete description of the debt securities. At the time of an offering and sale, this prospectus, together with the accompanying prospectus supplement and any other offering material (including any free writing prospectuses) prepared by or on behalf of us, will contain the material terms of the debt securities being offered.

We will describe the material terms of any other securities to be offered in one or more supplements to this prospectus.

DESCRIPTION OF DEBT SECURITIES

This section describes the general terms that will apply to any debt securities we may offer in the future, to which a future prospectus supplement may relate. When we offer debt securities, we will describe in the prospectus supplement that relates to that offering the specific terms of the debt securities and the extent to which the general terms described in this section apply to those debt securities.

The debt securities are to be issued by way of an indenture dated as of June 22, 2010, between us and Computershare Trust Company, National Association, as successor to Wells Fargo Bank, National Association, as trustee under the indenture, which is included as an exhibit to the registration statement of which this prospectus forms a part. In the discussion that follows, we summarize particular provisions of the indenture. Such summary does not include all of the provisions of the debt securities and the indenture. We urge you to read the indenture in its entirety because it (and not this description) fully defines the rights of holders of the debt securities. Capitalized terms used but not otherwise defined in this section have the meanings assigned to them in the indenture.

When we refer to “Avnet,” “Avnet, Inc.,” “us,” “we,” or “our” in this “Description of Debt Securities” section of this prospectus, we refer only to Avnet, Inc., a New York corporation, and not our subsidiaries.

General

There is no requirement under the indenture that future issues of our debt securities be issued under that indenture, and we will be free to use other indentures or documentation, containing provisions different from those included in the indenture or applicable to one or more series of debt securities, in connection with future issues of such other debt securities.

The indenture provides that the debt securities will be issued in one or more series. The debt securities may be issued at various times and may have differing maturity dates and may bear interest at differing rates. The prospectus supplement applicable to each series of debt securities will specify:

●	the indenture under which the debt securities are issued;
●	the designation and aggregate principal amount of such debt securities;
●	the percentage of their principal amount at which such debt securities will be issued;
●	the date or dates on which such debt securities will mature;
●	the interest rate or rates, or method of calculation of such rate or rates, on such debt securities, and the date from which such interest shall accrue;
●	the dates on which such interest will be payable or method by which such dates are to be determined;
●	the record dates for payments of interest;
●	the period or periods within which, the price or prices at which, and the terms and conditions upon which, such debt securities may be repaid, in whole or in part, at our option;
●	the place or places, if any, in addition to or in the place of our office or the office of the trustee, where the principal of (and premium, if any) and interest, if any, on such debt securities shall be payable and where notices to us shall be sent;
●	any redemption provisions; and
●	other specific terms applicable to such debt securities.

In addition to describing the specific terms of the applicable series of debt securities, the applicable prospectus supplement will contain a summary of material United States federal income tax consequences applicable to such series of debt securities.

Unless otherwise indicated in the applicable prospectus supplement, the debt securities will be denominated in United States dollars in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

Certain Covenants

Unless otherwise indicated in the applicable prospectus supplement, the following restrictions will apply to each series of debt securities:

Restriction on Mergers and Consolidations. We covenant in the debt securities, for the benefit of the holders, that we will not consolidate with or merge into any other Person, or sell, convey, transfer or lease all or substantially all of our assets unless:

●	We are the continuing entity or the successor Person is a Person organized under the laws of the United States (including any state thereof and the District of Columbia) and assume by supplemental indenture our obligations under the debt securities and under the indenture; and
●	Immediately after giving effect to such transaction, no default or event of default under the indenture has occurred or is continuing.

Although there is a limited body of case law interpreting the term “substantially all,” there is no precise established definition of this phrase under applicable law. Accordingly, in the event the holders of debt securities attempt to declare an event of default under the indenture and exercise their acceleration rights under the indenture and we contest such action, there can be no assurance of how a court interpreting applicable law would interpret the phrase. It also may be difficult for holders of debt securities to declare a completed default under the indenture and exercise their acceleration rights.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

Events of Default

Unless otherwise indicated in the applicable prospectus supplement, an event of default under the indenture with respect to any series of debt securities includes the following:

1.	a default in the payment of any interest on the debt securities when it becomes due and payable, and a continuance of such default for a period of 30 calendar days;
2.	a default in the payment of the principal (or premium, if any) on the debt securities when it becomes due and payable;
3.	a default in the performance, or breach, of any other covenant or warranty in the indenture and the continuance of such default or breach for 90 days after notice; and
4.	certain events of bankruptcy, insolvency or reorganization.

If an event of default (other than an event of default specified in clause (4) above), occurs and is continuing, either the trustee or the holders of at least 25% in principal amount of the debt securities of the affected series then outstanding may declare the principal amount of the debt securities of such series and the accrued and unpaid interest thereon, if any, to be due and payable immediately. If an event of default specified in clause (4) above occurs and is continuing, the principal amount of the debt securities and the accrued and unpaid interest, if any, thereon will automatically become immediately due and payable without any declaration or other act on the part of the trustee or any holder.

At any time after a declaration of acceleration with respect to the debt securities of any series has been made and before a judgment or decree for payment of the money due has been obtained, a majority in principal amount of all the debt securities of that series may rescind and annul the declaration and its consequences if:

(1)	We have paid or deposited with the trustee a sum sufficient to pay:
(a)	all overdue installments of interest on the debt securities of the series;
(b)	the principal of and premium, if any, on any debt securities of the series which have become due otherwise than by acceleration and interest thereon at the prescribed rates, if any, set forth in such debt securities;
(c)	interest on overdue interest (to the extent allowed by law) at the prescribed rates, if any, set forth in such debt securities; and
(d)	all amounts due to the trustee under the indenture, including the reasonable compensation, expenses, disbursements, and advances of the trustee and its agents and counsel; and
(2)	any other event of default under the indenture with respect to the debt securities of that series (other than the nonpayment of principal that has become due solely by declaration of acceleration) has been cured or waived as provided in the indenture.

The indenture provides (among other things) that the trustee will, within 90 days after the occurrence of a default actually known to a responsible officer of the trustee, give the affected holders of debt securities notice of all uncured defaults actually known to it (the term “default” meaning the events of default specified above without grace periods). However, except in the case of default in the payment of principal of or interest on the debt securities, the trustee will be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the interest of the affected holders of the debt securities. In addition, the trustee is not required to provide notice of an event of default to the affected holders of debt securities specified in clause (3) above until at least 30 days after the event of default occurs.

We must furnish to the trustee annually a statement by certain of our officers certifying that there are no defaults, or, if we are in default, specifying all such defaults and the nature and status thereof of which such certain officers have knowledge.

The holders of a majority in principal amount of the outstanding debt securities have the right, with certain limitations, to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities, and to waive certain defaults with respect thereto.

The indenture provides that, if an event of default occurs and is continuing, the trustee will exercise its rights and powers under the indenture, and use the same degree of care and skill in exercising the same, as a prudent Person would exercise or use under the circumstances in the conduct of such Person’s own affairs. Subject to such provisions, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any of the holders of debt securities unless they have offered to the trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by the trustee in compliance with such request. Additionally, the indenture provides that the trustee will not be deemed to have notice of any event of default unless a responsible officer of the trustee has actual knowledge thereof or if the trustee receives written notice thereof at the corporate trust office of the trustee.

The indenture also provides (among other things) the trustee with certain rights, benefits, protections, immunities, indemnities, and privileges.

Modification of the Indenture and Debt Securities

Without the consent of or notice to any holders of the debt securities, we and the trustee may modify or amend the indenture or the debt securities for any of the following purposes:

●	evidence the succession of another person to us and the assumption by any such successor of the covenants in the indenture and in the debt securities;
●	add to our covenants for the benefit of the holders of the debt securities or to surrender any right or power therein conferred upon us;
●	add any additional events of default;
●	add to or change any of the provisions of the indenture to such extent as may be necessary to permit or facilitate the issuance of debt securities in bearer form, registrable or not registrable as to principal, and with or without interest coupons, or to permit or facilitate the issuance of the debt securities in uncertificated form;
●	add to, change, or eliminate any of the provisions of the indenture in respect of one or more series of debt securities, provided that any such addition, change, or elimination (i) will neither (A) apply to any debt securities of any series created prior to such addition, change or elimination and entitled to the benefit of such provision nor (B) modify the rights of the holder of any such debt securities with respect to such provision or (ii) will become effective only when there are no such debt securities outstanding;
●	establish the form or terms of debt securities of any series as permitted under the indenture;
●	evidence and provide for the acceptance of appointment under the indenture by a successor trustee with respect to the debt securities and to add to or change any of the provisions of the indenture as may be necessary to provide for or facilitate the administration of the trusts thereunder by more than one trustee; or
●	cure any ambiguity, to correct or supplement any provision of the indenture or the debt securities which may be defective or inconsistent with any other provision of the indenture or the debt securities, or to make any other provisions with respect to matters or questions arising under the indenture or the debt securities, provided that such action will not adversely affect the interests of the holders of the debt securities in any material respect.

With certain exceptions, the indenture and the debt securities may be modified or amended with the consent of the holders of not less than a majority in principal amount of the debt securities affected by the modification or amendment. However, no such modification or amendment may be made, without the consent of the holder of each debt security affected, which would:

●	change the stated maturity of the principal of the debt securities;
●	reduce the principal amount on the debt securities or the rate of interest thereon or any premium payable upon the redemption of the debt securities;
●	change any place of payment where, or the coin or currency in which, any debt securities or the interest or any premium thereon is payable;
●	impair the right to institute suit for the enforcement of any such payment on or after the stated maturity thereof (or, in the case of a redemption, on or after the redemption date);
●	reduce the percentage in principal amount of the debt securities, the consent of holders of which is required to modify or amend the indenture or the debt securities, or the consent of the holders of which is required for any waiver (of compliance with certain provisions of the indenture subsection or certain defaults therein and their consequences) provided in the indenture; or
●	modify any of the provisions with respect to modification and waiver above, except to increase the percentage in principal amount of holders required under any such provision or to provide that certain other provisions of the indenture cannot be modified or waived without the consent of the holder of each outstanding debt security affected thereby.

Defeasance and Discharge

The indenture provides that we may elect either (i) to terminate our obligations under the indenture, and will be deemed to have been discharged from, any and all of our obligations in respect of the debt securities (except for certain obligations to register the transfer or exchange of debt securities, to replace stolen, lost or mutilated debt securities, to maintain paying agencies and hold monies for payment in trust and to pay the principal of, and any premium or the interest on the debt securities), which we refer to as legal defeasance, or (ii) to be released from our obligations with respect to certain covenants applicable to the debt securities, including consolidations and mergers and bankruptcy and insolvency events, and any omission to comply with such obligations will not constitute an event of default with respect to the debt securities, which we refer to as covenant defeasance.

In order to exercise either legal defeasance or covenant defeasance with respect to any outstanding series of debt securities issued under the indenture:

●	We must have irrevocably deposited or caused to be irrevocably deposited with the trustee, in trust, an amount of money and/or U.S. government obligations (which are defined in the indenture and principally consist of obligations of, or guaranteed by, the United States) or a combination thereof, in each case sufficient, without reinvestment, in the opinion of an independent firm of certified public accountants, to pay and discharge the principal of and any premium and the interest on the debt securities on the maturity date or on any earlier date on which the debt securities may be subject to redemption and has given the trustee irrevocable instructions satisfactory to the trustee to give notice to the holders of the redemption of the debt securities, all in accordance with the terms of the indenture and the debt securities;
●	We must deliver to the trustee an opinion of counsel to the effect that the holders will not recognize gain or loss for federal income tax purposes as a result of such legal defeasance or covenant defeasance and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such legal defeasance or covenant defeasance had not occurred. In the case of legal defeasance, the opinion must refer to and be based upon a ruling received from or published by the Internal Revenue Service or a change in applicable federal income tax law occurring after the date of the indenture;
●	We must deliver to the trustee (i) an officer’s certificate to the effect that the debt securities, if then listed on any securities exchange, will not be delisted solely as a result of such deposit, and (ii) an officer’s certificate and an opinion of counsel, each stating that all conditions precedent with respect to such legal defeasance or covenant defeasance have been complied with;
●	no default or event of default must have occurred and be continuing and, no default relating to bankruptcy or insolvency must have occurred and be continuing at any time on or before the 90th day after the date of such deposit, it being understood that this condition will not be deemed satisfied until after the 90th day;
●	the legal defeasance or covenant defeasance must not cause the trustee to have a conflicting interest within the meaning of the Trust Indenture Act, assuming all debt securities are in default within the meaning of such Act;
●	the legal defeasance or covenant defeasance must not result in a breach or violation of, or constitute a default under, any other agreement or instrument to which we are a party or by which we are bound; and

●	the legal defeasance or covenant defeasance must not result in the trust arising from such deposit constituting an investment company within the meaning of the Investment Company Act of 1940, as amended, unless the trust is registered under the Act or exempt from registration.

Limited Liability of Certain Persons

The indenture provides that none of our past, present or future stockholders, directors, officers or employees, or of any successor corporation or any of our affiliates, shall have any personal liability in respect of our obligations under the indenture or any debt securities by reason of his, her or its status as a stockholder, director, officer or employee. Each holder of our debt securities, by accepting such securities, waives and releases all such liability. Such waiver may not be effective to waive liabilities under the U.S. federal securities laws, and it is the view of the SEC that any such waiver is against public policy.

Governing Law

The indenture and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

Book-Entry System

Unless otherwise indicated in the applicable prospectus supplement, each series of debt securities initially will be represented by one or more global securities deposited with The Depository Trust Company (“DTC”) and its participants, including Euroclear Bank S.A./N.V., as the operator of the Euroclear System (“Euroclear”) and Clearstream Banking, société anonyme (“Clearstream”), against payment in New York, New York and registered in the name of DTC’s nominee. Except under the circumstances described below, we will not issue debt securities in definitive form.

DTC. Debt securities will be evidenced by one or more global debt securities deposited with the trustee as custodian for DTC, and registered in the name of Cede & Co. as nominee of DTC.

Record ownership of the global debt securities may be transferred, in whole or in part, only to another nominee of DTC or to a successor of DTC or its nominee, except as set forth below. An owner of beneficial interests may hold its interests in the global debt securities directly through DTC if such owner is a participant in DTC, or indirectly through organizations which are direct DTC participants if such owner is not a participant in DTC. Transfers between direct DTC participants will be effected in the ordinary way in accordance with DTC’s rules and will be settled in same-day funds. You may also beneficially own interests in the global debt securities held by DTC through certain banks, brokers, dealers, trust companies and other parties that clear through or maintain a custodial relationship with a direct DTC participant, either directly or indirectly.

So long as Cede & Co., as nominee of DTC, is the registered owner of any global debt securities, Cede & Co. for all purposes will be considered the sole holder of such global debt securities. Any notices required to be given to the holders while the debt securities are global debt securities will be given only to DTC. Except as provided below, owners of beneficial interests in the global debt securities:

●	will not be entitled to have certificates registered in their names; and
●	will not be considered holders of the global debt securities.

The laws of some states require that certain persons take physical delivery of securities in definitive form. Consequently, the ability of an owner of a beneficial interest in a global security to transfer the beneficial interest in the global security to such persons may be limited.

We will wire, through the facilities of the trustee, payments of principal, any premium and interest in respect of the global debt securities to Cede & Co., as nominee of DTC, as the registered owner of the global debt securities. None of us, the trustee or any paying agent will have any responsibility or be liable for paying amounts due on the global debt securities to owners of beneficial interests in the global debt securities.

It is DTC’s current practice, upon receipt of any payment on the global debt securities, to credit participants’ accounts on the payment date in amounts proportionate to their respective beneficial interests in the debt securities represented by the global debt securities, as shown on the records of DTC. Payments by DTC participants to owners of beneficial interests in debt securities represented by the global debt securities held through DTC participants will be the responsibility of DTC participants, as is now the case with securities held for the accounts of customers registered in “street name.”

Because DTC can only act on behalf of DTC participants, who in turn act on behalf of indirect DTC participants and other banks, your ability to pledge your interest in the debt securities represented by global debt securities to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such interest, may be affected by the lack of a physical certificate.

We will issue the debt securities in definitive certificated form if DTC notifies us that it is unwilling or unable to continue as depositary or DTC ceases to be a clearing agency registered under the Exchange Act and a successor depositary is not appointed by us within 90 days. In addition, beneficial interests in a global debt security may be exchanged for definitive certificated debt securities upon request by or on behalf of DTC in accordance with DTC’s customary procedures. We may determine at any time and in our sole discretion that debt securities shall no longer be represented by global debt securities, in which case we will issue certificates in definitive form in exchange for the global debt securities.

Neither we nor the trustee (nor any registrar or paying agent under the indenture) will have any responsibility for the performance by DTC or direct or indirect DTC participants of their obligations under the rules and procedures governing their operations. DTC has advised us that it will take any action permitted to be taken by a holder of debt securities only at the direction of one or more direct DTC participants to whose account with DTC interests in the global debt securities are credited and only for the principal amount of the debt securities for which directions have been given.

DTC has advised us as follows: DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for DTC participants and to facilitate the settlement of securities transactions among DTC participants through electronic computerized book-entry changes to the accounts of its participants, thereby eliminating the need for physical movement of securities certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations, such as the underwriters of the debt securities, if any. Certain DTC participants or their representatives, together with other entities, own DTC. Indirect access to the DTC system is available to others such as banks, brokers, dealers and trust companies that clear through, or maintain a custodial relationship with, a participant, either directly or indirectly.

Although DTC has agreed to the foregoing procedures in order to facilitate transfers of interests in the global debt securities among DTC participants, it is under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. None of us, the trustee or any of either’s respective agents will have any responsibility for the performance by DTC or direct or indirect DTC participants of their obligations under the rules and procedures governing their operations, including maintaining, supervising or reviewing the records relating to or payments made on account of beneficial ownership interests in global debt securities.

The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that we believe to be reliable, but we take no responsibility for the accuracy thereof.

Euroclear and Clearstream. Holders may hold interests in the global debt securities through Euroclear or Clearstream, in each case, as a participant in DTC.

Euroclear and Clearstream will hold interests, in each case, on behalf of their participants through customers’ securities accounts in the names of Euroclear and Clearstream on the books of their respective depositaries, which will, in turn, hold such interests in customers’ securities in the depositaries’ names on DTC’s books.

Payments, deliveries, transfers, exchanges, notices and other matters relating to the debt securities made through Euroclear or Clearstream must comply with the rules and procedures of those systems. Those systems may change their rules and procedures at any time. We have no control over those systems or their participants, and we take no responsibility for their activities. Transactions between participants in Euroclear or Clearstream, on the one hand, and other participants in DTC, on the other hand, would also be subject to DTC’s rules and procedures.

Investors will be able to make and receive through Euroclear and Clearstream payments, deliveries, transfers, exchanges, notices and other transactions involving any securities held through those systems only on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.

In addition, because of time-zone differences, U.S. investors who hold their interests in the debt securities through these systems and wish, on a particular day, to transfer their interests, or to receive or make a payment or delivery or exercise any other right with respect to their interests, may find that the transaction will not be effected until the next business day in Luxembourg or Brussels, as applicable. Thus, investors who wish to exercise rights that expire on a particular day may need to act before the expiration date. In addition, investors who hold their interests through both DTC and Euroclear or Clearstream may need to make special arrangements to finance any purchase or sales of their interests between the U.S. and European clearing systems, and those transactions may settle later than transactions within one clearing system.

PLAN OF DISTRIBUTION

We may sell the offered securities:

●	through underwriters or dealers,
●	through agents,
●	directly to one or more purchasers, or
●	through a number of direct sales or auctions performed by utilizing the Internet or a bidding or ordering system.

We may distribute the securities from time to time in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to the prevailing market prices or at negotiated prices.

Sale Through Underwriters or Dealers

If we use underwriters or dealers in the sale of offered securities, such underwriters or dealers will acquire the securities for their own account. The underwriters or dealers may resell the securities in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters or dealers to purchase the securities will be subject to certain conditions. The underwriters or dealers will be obligated to purchase all the securities of the series offered if any of the securities are purchased. The underwriters or dealers may change from time to time any initial public offering price and any discounts or concessions allowed or re-allowed or paid to dealers.

Sale Through Agents

We may sell offered securities through agents designated by us. Unless indicated in the applicable prospectus supplement, the agents will agree to use their reasonable best efforts to solicit purchases for the period of their appointment.

Direct Sales

We may also sell offered securities directly to the public. In this case, no underwriters or agents would be involved.

Sale Through the Internet

We may from time to time offer securities directly to the public, with or without the involvement of agents, underwriters or dealers, and may utilize the Internet or another electronic bidding or ordering system for the pricing and allocation of such securities. Such a system may allow bidders to directly participate, through electronic access to an auction site, by submitting conditional offers to buy that are subject to acceptance by us, and which may directly affect the price or other terms at which such securities are sold.

Such a bidding or ordering system may present to each bidder, on a real-time basis, relevant information to assist the bidder in making a bid, such as the clearing spread at which the offering would be sold, based on the bids submitted, and whether a bidder’s individual bids would be accepted, prorated or rejected. Typically the clearing spread will be indicated as a number of basis points above an index treasury note. Other pricing methods may also be used. Upon completion of such an auction process, securities will be allocated based on prices bid, terms of bid or other factors.

The final offering price at which securities would be sold and the allocation of securities among bidders, would be based in whole or in part on the results of the Internet bidding process or auction. Many variations of Internet auction or pricing and allocation systems are likely to be developed in the future, and we may utilize such systems in connection with the sale of securities. The specific rules of such an auction would be distributed to potential bidders in an applicable prospectus supplement.

If an offering is made using such bidding or ordering system you should review the auction rules, as described in the applicable prospectus supplement, for a more detailed description of such offering procedures.

General Information

Underwriters, dealers and agents that participate in the distribution of the offered securities may be underwriters as defined in the Securities Act, and any discounts or commissions received by them from us and any profit on the resale of the offered securities by them may be treated as underwriting discounts and commissions under the Securities Act. We will identify any underwriters, dealers or agents, and describe their compensation, in the applicable prospectus supplement.

We may have agreements with the underwriters, dealers and agents to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments which the underwriters, dealers or agents may be required to make. Underwriters, dealers and agents may engage in transactions with, or perform services for, us or our subsidiaries in the ordinary course of their businesses.

VALIDITY OF SECURITIES

The validity of any offered securities will be passed upon for us by Michael R. McCoy, Esq., Senior Vice President, Chief Legal Officer and General Counsel of Avnet, Inc. Mr. McCoy is the beneficial owner of less than 1% of our outstanding shares of common stock. Certain legal matters with respect to the offered securities will be passed upon for the underwriters, dealers or agents, if any, by their counsel.

EXPERTS

The consolidated financial statements as of June 27, 2026 and for the year ended June 27, 2026, and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control Over Financial Reporting) as of June 27, 2026 incorporated in this prospectus by reference to the Annual Report on Form 10-K for the fiscal year ended June 27, 2026, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

Our consolidated financial statements and financial statement Schedule II as of June 28, 2025, and for each of the years in the two-year period ended June 28, 2025, have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

PART II

Item 14. Other Expenses of Issuance and Distribution.*

The following table sets forth the estimated fees and expenses payable by us in connection with the registration of the securities registered hereby:

SEC registration fees	$	**
Trustees’ and transfer agents’ fees		**
Costs of printing and engraving		**
Accounting fees and expenses		**
Rating agency fees		**
Legal fees and expenses (including blue sky fees)		**
Miscellaneous		**
Total	$	**

*	In accordance with Rule 456(b) and 457(r), we are deferring payment of the registration fee for the securities being registered hereby.
**

Because an indeterminate amount of securities is covered by this registration statement, the expenses in connection with the issuance and distribution of the securities are not currently determinable. The estimate of such expenses in connection with securities offered and sold pursuant to this registration statement will be included in the prospectus supplement.

Item 15. Indemnification of Directors and Officers.

Section 721 of the New York Business Corporation Law (the “NYBCL”) provides that indemnification and advancement of expenses granted pursuant to the NYBCL are not exclusive of any other rights to indemnification and advancement of expenses that a corporation may grant to a director or officer through its certificate of incorporation or by-laws or, when authorized by such certificate of incorporation or by-laws, by a duly authorized resolution of its shareowners or directors or by agreement, provided that no indemnification may be made to or on behalf of any director or officer if a judgment or other final adjudication adverse to the director or officer establishes that his acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated, or that he personally gained in fact a financial profit or other advantage to which he was not legally entitled.

Section 722(a) of the NYBCL provides that a corporation may indemnify a director or officer made, or threatened to be made, a party to any action or proceeding (other than one by or in the right of the corporation to procure a judgment in its favor), whether civil or criminal against judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys’ fees actually and necessarily incurred as a result of such action or proceeding, or any appeal therein, if such director or officer acted, in good faith, for a purpose which he reasonably believed to be in, or, in the case of service for any other enterprise, not opposed to, the best interests of the corporation and, in criminal actions or proceedings, in addition, had no reasonable cause to believe that his conduct was unlawful.

Section 722(c) of the NYBCL provides that a corporation may indemnify a director or officer, made or threatened to be made a party in a derivative action, against amounts paid in settlement and reasonable expenses, including attorneys’ fees, actually and necessarily incurred by him in connection with the defense or settlement of such action, or in connection with an appeal therein, if such director or officer acted, in good faith, for a purpose which he reasonably believed to be in, or, in the case of service for any other enterprise, not opposed to, the best interests of the corporation, except that no indemnification will be available in respect of (1) a threatened or pending action which is settled or otherwise disposed of, or (2) any claim, issue or matter as to which such director or officer shall have been adjudged liable to the corporation, unless and only to the extent that the court in which the action was brought, or, if no action was brought, any court of competent jurisdiction, determines upon application that, in view of all the circumstances of the case, the director or officer is fairly and reasonably entitled to indemnity for such portion of the settlement amount and expenses as the court deems proper.

Section 723 of the NYBCL specifies the manner in which payment of indemnification under Section 722 of the NYBCL or indemnification permitted under Section 721 of the NYBCL may be authorized by the corporation. It provides that indemnification by a corporation is mandatory in any case in which the director or officer has been successful, whether on the merits or otherwise, in defending an action. In the event that the director or officer has not been successful or the action is settled, indemnification must be authorized by the appropriate corporate action as set forth in Section 723. Section 724 of the NYBCL provides that, upon application by a director or officer, indemnification may be awarded by a court to the extent authorized under Section 722 and Section 723 of the NYBCL.

Subject to certain limitations, Section 726 of the NYBCL authorizes a corporation to purchase and maintain insurance to indemnify (1) the corporation for any obligation that it incurs as a result of the indemnification of directors and officers under the provisions of Article 7 of the NYBCL, (2) directors and officers in instances in which they may be indemnified by a corporation under the provisions of Article 7 of the NYBCL, and (3) directors and officers in instances in which they may not otherwise be indemnified by a corporation under Article 7 of the NYBCL, provided the contract of insurance covering such directors and officers provides, in a manner acceptable to the superintendent of financial services, for a retention amount and for co-insurance.

Article VIII of our Restated Certificate of Incorporation provides as follows:

No director of the Corporation shall be personally liable to the Corporation or its shareholders for damages for any breach of duty as a director, provided that nothing contained in this Article VIII shall eliminate or limit the liability of any director if a judgment or other final adjudication adverse to him or her establishes that his or her acts or omissions were in bad faith or involved intentional misconduct or a knowing violation of law or that he or she personally gained in fact a financial profit or other advantage to which he or she was not legally entitled or that his or her acts violated Section 719 of the NYBCL. No amendment, modification or repeal of this Article VIII shall adversely affect any right or protection of a director that exists at the time of such amendment, modification or repeal.

Section 6.6 of our By-laws provides as follows:

The Corporation shall indemnify to the full extent permitted by law any person made or threatened to be made a party to any action or proceeding, whether civil, criminal, administrative or investigative, including an action by or in the right of any other enterprise which any director or officer of the Corporation served in any capacity, by reason of the fact that such person or such person’s testator or intestate is or was a director or officer of the Corporation or serves or served such other enterprise in any capacity at the request of the Corporation. Expenses incurred by any such person in defending any such action or proceeding shall be paid or reimbursed by the Corporation in advance of the final disposition of such action or proceeding promptly upon receipt by it of an undertaking by or on behalf of such person to repay such expenses if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation. The rights provided to any person by this by-law shall be enforceable against the Corporation by such person who shall be presumed to have relied upon it in serving or continuing to serve as a director or officer as provided above. No amendment of this by-law shall impair the rights of any person arising at any time with respect to events occurring prior to such amendment. For purposes of this by-law, the term “corporation” shall include any constituent or subsidiary corporation (including any constituent of a constituent or subsidiary of a subsidiary) absorbed by the Corporation in a consolidation or merger; the term “other enterprise” shall include any corporation, partnership, joint venture, trust, employee benefit plan or other enterprise; service “at the request of the Corporation” shall include service as a director, officer or employee of the Corporation which imposes duties on, or involves services by, such director, officer or employee with respect to an employee benefit plan, its participants or beneficiaries; any excise taxes assessed on a person with respect to an employee benefit plan shall be deemed to be indemnifiable expenses; and action taken or omitted by a person with respect to an employee benefit plan which such person reasonably believes to be in the interest of the participants and beneficiaries of such plan shall be deemed to be action not opposed to the best interests of the Corporation.

As permitted under the NYBCL and our governing documents, we have entered into indemnification agreements with each of our directors and officers. In addition to providing for indemnification to directors and officers in specified circumstances, these agreements require us to advance certain expenses to a director or officer in an action that may give rise to an indemnification right, provided that, among other things, we receive an undertaking from the director or officer to repay such expenses if the director or officer is ultimately found not to be entitled to indemnification, as required by Section 726 of the NYBCL.

Item 16. Exhibits.

Exhibit

Number	Description
1.1*	Form of Underwriting Agreement or Purchase Agreement.
3.1	Restated Certificate of Incorporation of the Company (incorporated herein by reference to Exhibit 3(i) to the Company’s Current Report on Form 8-K filed on February 12, 2001).
3.2	By-laws of the Company, as amended May 22, 2023 (incorporated herein by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on May 24, 2023).
3.3*	Form of Preferred Stock Certificate.
4.1

Indenture, dated as of June 22, 2010, between the Company and Wells Fargo Bank, National Association, as trustee (incorporated herein by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on June 22, 2010).

4.2*	Form of Officer’s Certificate.
4.3*	Form of Stock Purchase Contract.
4.4*	Form of Remarketing Agreement.
4.5*	Form of Pledge Agreement.
4.6*	Form of Warrant Agreement, including Form of Warrant.
4.7*	Form of Depositary Agreement.
4.8*	Form of Depositary Receipt.
4.9*	Form of Unit Agreement.
5.1**	Opinion of Michael R. McCoy, Esq. with respect to the legality of the securities being registered hereunder
23.1**	Consent of PricewaterhouseCoopers LLP
23.2**	Consent of KPMG LLP
23.3	Consent of Michael R. McCoy, Esq. (included in Exhibit 5.1).
24.1	Powers of Attorney (included as part of the signature page of this Registration Statement).
25.1**	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of Computershare Trust Company, National Association, as successor to Wells Fargo Bank, National Association, as trustee
107**	Filing Fee Table (filed herewith).

*	To be filed in an amendment to the Registration Statement, or in a Current Report on Form 8-K and incorporated by reference herein, in the event of an offering of particular securities
**	Filed herewith

Item 17. Undertakings:

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (“Securities Act”);
(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission ( “SEC”) pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;
(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (“Exchange Act”), that are incorporated by reference in the registration statement or is contained in a form of prospectus filed pursuant to Rule 424(b) under the Securities Act that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)	That, for the purpose of determining liability under the Securities Act to any purchaser:
(i)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) under the Securities Act shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) under the Securities Act as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after the effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(5)	That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(6)	That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(7)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Phoenix, State of Arizona, on August 14, 2026.

AVNET, INC.

By:	/s/ Kenneth A. Jacobson
Kenneth A. Jacobson
Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS that the individuals whose signatures appear below hereby constitute and appoint each of Philip R. Gallagher, Kenneth A. Jacobson and Michael R. McCoy, and each of them, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons on behalf of the Registrant and in the capacity indicated on August 14, 2026:

Signature	Title

/s/ Philip R. Gallagher	Chief Executive Officer and Director (Principal Executive Officer)
Philip R. Gallagher

/s/ Rodney C. Adkins	Chairman of the Board and Director
Rodney C. Adkins

/s/ Brenda L. Freeman	Director
Brenda L. Freeman

/s/ Helmut Gassel	Director
Helmut Gassel

/s/ Virginia L. Henkels	Director
Virginia L. Henkels

/s/ Jo Ann Jenkins	Director
Jo Ann Jenkins

/s/ Oleg Khaykin	Director
Oleg Khaykin

/s/ Ernest E. Maddock	Director
Ernest E. Maddock

/s/ Avid Modjtabai	Director
Avid Modjtabai

/s/ Adalio T. Sanchez	Director
Adalio T. Sanchez

/s/ Kenneth A. Jacobson	Chief Financial Officer (Principal Financial Officer)
Kenneth A. Jacobson